Exhibit 99.1

Certification of Chief Executive Officer of

Agere Systems Inc.

Pursuant to 18 U.S.C. Section 1350
(Adopted by Section 906 of the Sarbanes-Oxley Act of 2002)

     The undersigned Chief Executive Officer of Agere Systems Inc. (“Agere”) hereby certifies that:

1.	Agere’s Annual Report on Form 10-K for the period ended September 30, 2002, to which this certification is attached as an exhibit (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Agere.

/s/ JOHN T. DICKSON ———————————— John T. Dickson Chief Executive Officer December 12, 2002